SCHEDULE 13D
CUSIP No. 428839 10 4			Page 1 of 1 Page

Exhibit 2

Amended and Restated

Joint Filing Agreement

The undersigned parties hereby agree to the joint filing of the Statement on Schedule 13D Amendment No. 2 filed herewith, and any amendments hereto, relating to the Class A Common Share, par value $1.00 per share, of Hickok, Incorporated with the Securities and Exchange Commission pursuant to Rule 13d-1(k).  The undersigned parties hereby acknowledge that each shall be responsible for the timely filing of any such amendments.  This agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same amendment.

Date:	February 14, 2008

	/s/ Robert E. Robotti		/s/ Kenneth R. Wasiak

	Robert E. Robotti		Kenneth R. Wasiak

Ravenswood Management Company, L.L.C.		The Ravenswood Investment Company, L.P.

By:	/s/ Robert E. Robotti	By:	Ravenswood Management Company, L.L.C.

	Name: Robert E. Robotti		Its General Partner
Title: Managing Member

Ravenswood Investments III, L.P.		By:	/s/ Robert E. Robotti

Name: Robert E. Robotti
By:	Ravenswood Management Company, L.L.C.		Title: Managing Member
Its General Partner

By:	/s/ Robert E. Robotti

Name: Robert E. Robotti
Title: Managing Member